Exhibit 99.1

QUARTER ENDED MARCH 31, 2013

First Quarter Overview

As of May 31, 2013

Chase Park Plaza in St. Louis, Missouri

SUMMARY

Balance sheet strengthened with two asset dispositions

Operations improve at two key assets: Chase Park Plaza and Frisco Square

Addressing maturing debt for Central European assets

Positioning for Improvement

We are encouraged by the further progress we have made during 2013 in improving our operations and strengthening our balance sheet. Two asset dispositions enhanced the REIT’s liquidity and operations improved at two other key assets. Our recent dispositions and the operational improvements at Chase Park Plaza and Frisco Square are effective illustrations of our recent success in preserving value for our shareholders.

As we achieve selected asset management goals, we are maintaining a cautious perspective. Unquestionably, we have made progress in paying down, refinancing, and extending the property loans for many of the assets in the REIT’s portfolio. At the same time, we have more work ahead as we continue to address significant debt maturities in our Central Europe portfolio. As global economies continue to gain strength, the performance outlook of our opportunistic REIT is likely to improve accordingly.

Witawa Shopping Center in Gydnia, Poland

Balance Sheet Strengthened With Two Asset Dispositions

We continue to focus on maintaining adequate cash reserves. During the first quarter of 2013, we positioned two assets (Becket House in London, UK and Rio Salado in Phoenix, Arizona) for sale, and then completed their dispositions in the second quarter. The REIT completed a lender-approved short-sale of Becket House in early April. The lender received $19.8 million as full satisfaction of the outstanding mortgage debt. In late May, the REIT sold the Rio Salado industrial development for a contract price of $9.3 million. Rio Salado carried no mortgage debt, which enabled us to use all of the net proceeds of this transaction to boost the REIT’s cash position.

This improvement in liquidity provides us with additional financial flexibility that generally enhances our capacity to refinance or pay-off maturing debt, and to preserve and improve the value of other assets remaining in the portfolio. As of the end of the first quarter, the REIT had total unrestricted cash on hand of $30.1 million.

Addressing Maturing Debt for Central European Assets

We worked diligently throughout the first quarter to address approximately €36.9 million ($47.3 million) in loans on our Central Europe portfolio that either have already matured or will mature later this year. The REIT’s share of this debt, which involves 13 loans, is 47%. Our objective is to resolve this debt through various means likely to include refinancings, loan extensions, recapitalizations, and asset sales.

We refinanced one property loan in April and are negotiating possible restructuring or refinancing of two loans totaling €18.7 million ($23.9 million) that have matured and six other loans that will mature by year’s end. The availability of debt capital continues to be constrained due to weakness in the European economy, capital markets that are essentially frozen, and troubled financial institutions in Europe.

Operations Improve at Two Key Assets

We continued to make progress in boosting revenues and streamlining operational expenses. As we aggressively pursued these asset management objectives, our most notable successes during the first quarter involved Chase Park Plaza in St. Louis, Missouri, and Frisco Square in Frisco, Texas.

Chase Park Plaza

We have already begun to see positive results from our February change in operating management. The new management company, an affiliate of Pyramid Hotels, has successfully assumed control with no disruption in operations.

We are pleased that several performance metrics for this hotel have seen improvement, based on a year-over-year comparison of first quarter results.

Hotel revenues increased approximately 10%.

Occupancy increased 6%.

Although the average daily rate fell approximately 4%, the revenue-per-available room increased 12%.

Net operating income improved to positive from negative.

Frisco Square

This mixed-use development in Frisco, Texas, has emerged from bankruptcy with an improved market position, better cost structure, and stronger capital structure. This asset continues to enjoy strong leasing activity.

Office occupancy, which was 92% during the first quarter, is expected to reach the mid-90s during the second quarter.

Occupancy increased 6%.

Multifamily occupancy remains robust at 93%.

Retail occupancy is 82%, reflecting some planned tenant vacancies. But proactive leasing efforts have generated interest that could fill virtually all of the vacated retail space.

PORTFOLIO SUMMARY

As of May 31, 2013

Central European Portfolio–22 retail properties

3 office properties

2 hospitality properties

1 mixed-use property

1 mezzanine loan

1 development project—Royal Island

Northpoint Central in Houston, Texas

30 Portfolio Assets Overall

Click here to view the complete portfolio

Conclusion

Opportunities exist to improve the value and operational performance of selected assets in the REIT’s portfolio—given additional time and investment in their operations. As we continue to manage through the disposition phase of the REIT, we will prudently manage our assets and embrace opportunities that present an attractive risk/return profile. In the months to come, we will continue to monitor our liquidity and aggressively pursue our asset management objectives of increasing revenues and reducing operational expenses.

Financial Highlights

(in thousands, except per share amounts)	3 mos. ended March 31, 2013	3 mos. ended March 31, 2012

FFO	$(2,875)	$(2,364)

FFO per share	$(0.05)	$(0.04)

Distributions declared	—	—

Distributions per share	—	—

(in thousands)	As of March 31, 2013	As of Dec. 31, 2012

Total assets	$357,961	$366,452

Total liabilities	$191,844	$192,860

Reconciliation of FFO to Net Loss

(in thousands, except per share amounts)	3 mos. ended March 31, 2013	3 mos. ended March 31, 2012

Net loss attributable to the REIT	$(7,089)	$(7,879)

Adjustments for[1]:

Impairment charge[2]	244	416

Real estate depreciation and amortization[3]	3,970	5,099

FFO[4]	$(2,875)	$(2,364)

GAAP weighted average shares: Basic and diluted	56,500	56,500

FFO per share	$(0.05)	$(0.04)

Net loss per share	$(0.13)	$(0.14)

1 Reflects the adjustments for continuing operations, as well as discontinued operations.

2 lncludes impairment of our investments in unconsolidated entities which resulted from a measurable decrease in the fair value of the depreciable real estate held by the joint venture or partnership.

3 Real estate depreciation and amortization includes our consolidated real depreciation and amortization expense, as well as our pro rata share of those unconsolidated investments that we account for under the equity method of accounting and the noncontrolling interest adjustment for the third-party partners’ share of the real estate depreciation and amortization.

4 Funds from operations (FFO) is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor are they either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net income can be found in our first quarter Form 10-Q on file with the SEC.

Chase Park Plaza in St. Louis, Missouri

15601 Dallas Parkway, Suite 600
Addison, TX 75001
866.655.3600
behringerharvard.com

FORWARD-LOOKING STATEMENTS

This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Published 07/13
© 2013 Behringer Harvard	1860-1 OP1 Q1 Report 2013